SECOND MODIFICATION TO LICENSE AGREEMENT


                  THIS AGREEMENT entered into this 30th day of May, 1997 between DALTEX MEDICAL SCIENCES, INC. (a corporation of the State of Delaware), having a place of business at 50 Kulick Road, Fairfield, NJ 07004 ("Licensor") and ARROW INTERNATIONAL, INC., (a Pennsylvania corporation), having a place of business at 3000 Bernville Road, Reading, PA 19605 ("Licensee").

                  WHEREAS, Licensor and Licensee have previously entered into a License Agreement dated the 28th day of March, 1991 ("1991 License Agreement") relating to certain technology set forth therein and which remains in full force and effect;

                  WHEREAS, Licensor and Licensee have also previously entered into a Modification to the 1991 License Agreement ("First Modification
Agreement") regarding the payment of royalties, which First Modification Agreement remains in full force and effect; and

                  WHEREAS, Licensor and Licensee, to their mutual benefit, desire to again modify the terms of the 1991 License Agreement for certain of the Licensed Products in the Fields of Application.

                  NOW, THEREFORE, in consideration of the above premises and the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the execution and delivery hereof, the parties hereby covenant and agree as follows:

                  1. Definitions: The terms used in this Agreement shall have the same meaning as those defined in Article 1 of the 1991 License Agreement.

                  2. Modification to 1991 License Agreement: The following paragraphs are hereby added to Article 1(d) (Fields of Application) of the 1991 License Agreement:

                        (v)     Epidural catheters used to infuse
                                drugs into the epidural  space in
                                the spinal column.

                        (vi)    Implantable  infusion  ports  and
                                pumps    and    their    attached
                                catheters  used for drug  therapy
                                and   access   to  the   vascular
                                system.

                        (vii)   Intra-aortic balloon catheters.

                        (viii)  Drainage  catheters used to drain
                                chest     cavities,      surgical
                                incisions, wounds and abscesses.

                  3.       Supplemental Modification to 1991 License
Agreement: The following paragraph is hereby added to Article 1 of the 1991 License Agreement (Definitions):

                  h) Running royalty rate is defined as Five (5%) Percent of Unit Net Sales of products sold by Licensee which fall within the added Fields of Application (v-viii) set forth above. For a Licensed Product or Products within the added Fields of Application (v-viii) that is sold together with other non-licensed products in a single package to a customer, the Running royalty rate of Five (5%) Percent shall apply only to the established Unit Net Sales price of the Licensed Product or Products.

                  4. Payments: In consideration of the foregoing additions to the Fields of Application under the 1991 License
Agreement, upon execution of this Agreement, Licensee shall pay
Licensor a one-time, non-refundable, non-creditable fee of One
Hundred Thousand ($100,000.00) Dollars.

                  Upon execution of this Agreement, and for the first (3) years thereafter, Licensor waives development fees and minimum annual royalties due for products sold by Licensee falling under the added Fields of Application (v-viii) set forth above.

                  After the third full year this Agreement is in force, Licensee shall pay development fees of $2,500.00, payable quarterly in advance, for each of the new Fields of Application (v-viii) set forth above, during their development phase and prior to Licensee sales of products in each of the new Fields of Application. Licensee's obligation to pay development fees shall cease in the quarter following Licensee's sale of a product in each of the added Fields of Application. After such time a sale is made, Licensee shall pay the Running royalty rate defined above in Article 3(h) herein, and at a minimum, shall pay a minimum royalty of $2,500.00, payable quarterly in advance, for each of the new Fields of Application (v-viii) set forth above. All payment terms herein are effective throughout the remaining term of the 1991 License Agreement and in accordance with the payment and recording terms provided in Article 4 of the 1991 License Agreement.

                  5. Net Sales: Net Sales are hereby defined as the total invoiced amount of all sales by Licensee to the trade, less cash and trade discounts, returns, allowances, free goods and replacements, taxes applicable to such sales, and government charges assumed and delivery charges borne by Licensee.

                  6. Best Efforts: Licensee shall use all reasonable endeavors, to manufacture, promote and sell the products with a view to achieving maximum benefit in its judgment to the parties hereto, and Licensor shall be entitled to call for information from time to time on the endeavors being made. In the event that the Licensor considers that Licensee has failed properly to comply with this provision, or a sub-licensee has so failed, Licensor may give Licensee six months notice (accompanied by detailed reasons for its decision) of its intention to convert the Field of Use to a non-exclusive right, unless Licensee's, or sub-licensee's, performance has been remedied to the reasonable satisfaction of Licensor.

                  7. The 1991 License Agreement: Except as expressly modified herein, the provisions of the 1991 License Agreement between Licensor and Licensee, and the terms of the First Modification Agreement, remain in full force and effect. In addition, this second modification to the 1991 License Agreement between Licensor and Licensee does not modify or alter the terms of a Patent Settlement Agreement dated January 1, 1995, between the Trustees of Columbia University, Daltex Medical Sciences, Inc., Arrow International Inc., and Becton Dickinson and Company.

                  THE PARTIES have duly executed this Second Modification Agreement in duplicate executed counterparts, effective the first date written.


                                  DALTEX MEDICAL SCIENCES, INC.


                                  By:     /s/Bruce Hausman
May 9, 1997
Date                              Title:     President



                                  ARROW INTERNATIONAL, INC.


                                  By:      Marlin Miller, Jr.
May 30, 1997
Date                              Title:      President


                                        3